As filed with the Securities and Exchange Commission on November 12, 2010
Registration No. 333-169277

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TARGA RESOURCES INVESTMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	4922 (Primary Standard Industrial Classification Code Number)	20-3701075 (I.R.S. Employer Identification Number)

1000 Louisiana, Suite 4300
Houston, Texas 77002
(713) 584-1000
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Rene R. Joyce
Chief Executive Officer
1000 Louisiana, Suite 4300
Houston, Texas 77002
(713) 584-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

David P. Oelman	Douglass M. Rayburn
Christopher S. Collins	Baker Botts L.L.P.
Vinson & Elkins LLP	2001 Ross Avenue
1001 Fannin Street, Suite 2500	Dallas, Texas 75201
Houston, Texas 77002	(214) 953-6500
(713) 758-2222

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 3 to the registration statement on Form S-1 (File No. 333-169277) of Targa Resources Investments Inc. is being filed solely to amend Item 16 of Part II thereof and to transmit certain exhibits thereto. This Amendment No. 3 does not modify any provision of the preliminary prospectus contained in Part I or Items 13, 14, 15 or 17 of Part II of the registration statement. Accordingly, this Amendment No. 3 does not include a copy of the preliminary prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC Registration Fee and FINRA Filing Fee, the amounts set forth below are estimates. The selling stockholders will not bear any portion of such expenses.

SEC Registration Fee	$23,676
FINRA Filing Fee	33,706
New York Stock Exchange listing fee	200,000
Accountants’ fees and expenses	600,000
Legal fees and expenses	1,000,000
Printing and engraving expenses	500,000
Transfer agent and registrar fees	25,000
Miscellaneous	100,000

Total	$2,482,382

Item 14.	Indemnification of Directors and Officers

Our bylaws provide that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws further provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

Our certificate of incorporation also contains indemnification rights for our directors and our officers. Specifically, our certificate of incorporation provides that we shall indemnify the personal liability of each director of the corporation for monetary damages for breach of fiduciary duties as a director shall be eliminated and limited to the full extent permitted by the laws of the State of Delaware. Further, our bylaws provide that we may maintain insurance on behalf of our officers and directors against expense, liability or loss asserted incurred by them in their capacities as officers and directors.

We have obtained directors’ and officers’ insurance to cover our directors, officers and some of our employees for certain liabilities.

We have entered into written indemnification agreements with our directors and executive officers. Under these proposed agreements, if an officer or director makes a claim of indemnification to us, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) us to indemnify the officer or director.

Item 15.	Recent Sales of Unregistered Securities

In December 2007, pursuant to our 2005 Stock Incentive Plan, we issued 38,034 stock options with an exercise price of $3.45 to members of our management. April 2008, also pursuant to our 2005 Stock Incentive Plan we issued 20,000 shares of restricted stock and 170,000 stock options with an exercise price of $3.45 to members of management. In August 2008, also pursuant to our 2005 Stock Incentive Plan, we issued 10,000 stock options with an exercise price of $6.00 to members of management. In April 2010, also pursuant to our 2005 Stock Incentive Plan, we issued 61,418 shares of restricted stock and 93,593 stock options with an exercise price of $3.55 to members of our management. None of these four transactions involved any underwriters or public offerings, and we believe that each of these transactions was exempt from the registration requirements pursuant to Section 4(2) of the Securities Act.

All shares of Series B preferred stock will automatically be converted into shares of common stock upon the completion of this offering. See “Summary — Our Structure and Ownership After This Offering” in the Prospectus. This conversion will be exempt from registration under Section 3(a)(9) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

The following documents are filed as exhibits to this registration statement:

1	.1**	—	Form of Underwriting Agreement.

2.1		—	Purchase and Sale Agreement, dated as of September 18, 2007, by and between Targa Resources Holdings LP and Targa Resources Partners LP (incorporated by reference to Exhibit 2.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed September 21, 2007 (File No. 001-33303)).

2.2		—	Amendment to Purchase and Sale Agreement, dated October 1, 2007, by and between Targa Resources Holdings LP and Targa Resources Partners LP (incorporated by reference to Exhibit 2.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed October 24, 2007 (File No. 001-33303)).

2.3		—	Purchase and Sale Agreement dated July 27, 2009, by and between Targa Resources Partners LP, Targa GP Inc. and Targa LP Inc. (incorporated by reference to Exhibit 2.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed July 29, 2009 (File No. 001-33303)).

2.4		—	Purchase and Sale Agreement, dated as of March 31, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC and Targa Midstream Holdings LLC (incorporated by reference to Exhibit 2.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed April 1, 2010 (File No. 001-33303)).

2.5		—	Purchase and Sale Agreement, dated as of August 6, 2010, by and among Targa Resources Partners LP and Targa Versado Holdings LP (incorporated by reference to Exhibit 2.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed August 9, 2010 (File No. 001-33303)).

3.1		—	Form of Amended and Restated Certificate of Incorporation of Targa Resources Investments Inc.

3.2		—	Form of Amended and Restated Bylaws of Targa Resources Investments Inc.

3.3		—	Certificate of Limited Partnership of Targa Resources Partners LP (incorporated by reference to Exhibit 3.2 to Targa Resources Partners LP’s Registration Statement on Form S-1 filed November 16, 2006 (File No. 333-138747)).

3.4		—	Certificate of Formation of Targa Resources GP LLC (incorporated by reference to Exhibit 3.3 to Targa Resources Partners LP’s Registration Statement on Form S-1/A filed January 19, 2007 (File No. 333-138747)).

3.5		—	First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP (incorporated by reference to Exhibit 3.1 to Targa Resources Partners LP’s current report on Form 8-K filed February 16, 2007 (File No. 001-33303)).

3.6		—	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP (incorporated by reference to Exhibit 3.5 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 14, 2008 (File No. 001-33303)).

3.7		—	Limited Liability Company Agreement of Targa Resources GP LLC (incorporated by reference to Exhibit 3.4 to Targa Resources Partners LP’s Registration Statement on S-1/A filed January 19, 2007 (File No. 333-138747)).

3.8		—	Amended and Restated Certificate of Incorporation of Targa Resources, Inc. (incorporated by reference to Exhibit 3.1 to Targa Resources, Inc.’s Registration Statement on Form S-4 filed October 31, 2007 (File No. 333-147066)).

3.9		—	Amended and Restated Bylaws of Targa Resources, Inc. (incorporated by reference to Exhibit 3.2 to Targa Resources, Inc.’s Registration Statement on Form S-4 filed October 31, 2007 (File No. 333-147066)).

4.1		—	Specimen Common Stock Certificate.

5.1		—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby.

8.1		—	Opinion of Vinson & Elkins L.L.P. as to tax matters.

10.1		—	Registration Rights Agreement, dated as of October 31, 2005.

10.2		—	Credit Agreement, dated as of January 5, 2010 among Targa Resources, Inc., as the borrower, Deutsche Bank Trust Company Americas, as the administrative agent, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC and Citadel Securities LLC, as the co-syndication agents, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Citadel Securities LLC, Banc of America Securities LLC and Barclays Capital, as joint book runners, Bank of America, N.A., Barclays Bank PLC and ING Capital LLC, as the co-documentation agents and the other lenders party thereto.

10.3		—	Holdco Credit Agreement, dated as of August 9, 2007 among Targa Resources Investments Inc., as the borrower, Credit Suisse, as the administrative agent, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. and, as joint lead arrangers, Deutsche Bank Securities Inc., as the syndication agent, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Lehman Brothers, Inc. and Merrill Lynch Capital Corporation, as joint book runners, Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation, as the co-documentation agents and the other lenders party thereto.

10	.4*	—	Form of Indemnification Agreement between Targa Resources Investments Inc. and each of the directors and officers thereof.

10.5	—	Targa Resources Investments Inc. Amended and Restated Stockholders’ Agreement dated as of October 28, 2005 (incorporated by reference to Exhibit 10.2 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.6	—	First Amendment to Amended and Restated Stockholders’ Agreement, dated January 26, 2006 (incorporated by reference to Exhibit 10.3 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.7	—	Second Amendment to Amended and Restated Stockholders’ Agreement, dated March 30, 2007 (incorporated by reference to Exhibit 10.4 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.8	—	Third Amendment to Amended and Restated Stockholders’ Agreement, dated May 1, 2007 (incorporated by reference to Exhibit 10.5 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.9	—	Fourth Amendment to Amended and Restated Stockholders’ Agreement, dated December 7, 2007 (incorporated by reference to Exhibit 10.6 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.10	—	Fifth Amendment to Amended and Restated Stockholders’ Agreement, dated December 1, 2009 (incorporated by reference to Exhibit 10.1 to Targa Resources, Inc.’s Current Report on Form 8-K filed December 2, 2009 (File No. 333-147066)).

10.11	—	Sixth Amendment to Amended and Restated Stockholders’ Agreement.

10.12	—	Targa Resources Investments Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.13	—	First Amendment to Targa Resources Investments Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.11 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.14	—	Second Amendment to Targa Resources Investments Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.15	—	Form of Targa Resources Investments Inc. Nonstatutory Stock Option Agreement (Non-Employee Directors) (incorporated by reference to Exhibit 10.13 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.16	—	Form of Targa Resources Investments Inc. Nonstatutory Stock Option Agreement (Non-Director Management and Other Employees) (incorporated by reference to Exhibit 10.14 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.17	—	Form of Targa Resources Investments Inc. Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.15 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.18	—	Form of Targa Resources Investments Inc. Restricted Stock Agreement (incorporated by reference to Exhibit 10.16 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.19	—	Form of Targa Resources Investments Inc. Restricted Stock Agreement (relating to preferred stock option exchange for directors) (incorporated by reference to Exhibit 10.17 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.20	—	Form of Targa Resources Investments Inc. Restricted Stock Agreement (relating to preferred stock option exchange for employees) (incorporated by reference to Exhibit 10.18 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.21	—	Targa Resources Investments Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.22	—	Form of Targa Resources Investments Inc. Performance Unit Grant Agreement — 2007 (incorporated by reference to Exhibit 10.3 to Targa Resources Partners LP’s Current Report on Form 8-K filed with the SEC on February 13, 2007 (File No. 001-33303)).

10.23	—	Form of Targa Resources Investments Inc. Performance Unit Grant Agreement — 2008 (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed January 22, 2008 (File No. 001-33303)).

10.24	—	Form of Targa Resources Investments Inc. Performance Unit Grant Agreement — 2009 (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed January 28, 2009 (File No. 001-33303)).

10.25	—	Form of Targa Resources Investments Inc. Performance Unit Grant Agreement — 2010 (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed December 7, 2009 (File No. 001-33303)).

10.26	—	Targa Resources Investments Inc. 2008 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.13 to Targa Resources Partners LP’s Annual Report on Form 10-K filed February 27, 2009 (File No. 001-33303)).

10.27	—	Targa Resources Investments Inc. 2009 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.14 to Targa Resources Partners LP’s Annual Report on Form 10-K filed February 27, 2009 (File No. 001-33303)).

10.28	—	Targa Resources Investments Inc. 2010 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.22 to Targa Resources Partners LP’s Annual Report on Form 10-K filed March 4, 2010 (File No. 001-33303)).

10.29	—	Targa Resources Partners LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Registration Statement on Form S-1/A filed February 1, 2007 (File No. 333-138747)).

10.30	—	Form of Targa Resources Partners LP Restricted Unit Grant Agreement — 2007 (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed February 13, 2007 (File No. 001-33303)).

10.31	—	Form of Targa Resources Partners LP Restricted Unit Grant Agreement — 2010 (incorporated by reference to Exhibit 10.15 to Targa Resources Partners LP’s Form 10-K filed March 4, 2010 (File No. 001-33303)).

10.32	—	Amended and Restated Credit Agreement, dated July 19, 2010, by and among Targa Resources Partners LP, as the borrower, Bank of America, N.A., as the administrative agent, Wells Fargo Bank, National Association and the Royal Bank of Scotland plc, as the co-syndication agents, Deutsche Bank Securities Inc. and Barclays Bank PLC, as the co-documentation agents, Banc of America Securities LLC, Wells Fargo Securities, LLC and RBS Securities Inc., as joint lead arrangers and co-book managers and the other lenders part thereto (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Form 8-K filed on July 21, 2010 (File No. 001-33303)).

10.33	—	Indenture dated June 18, 2008, among Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Targa Resources, Inc.’s Form 10-Q filed August 11, 2008 (File No. 333-147066)).

10.34	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Downstream GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.35	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Downstream LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.36	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa LSNG GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.7 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.37	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa LSNG LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.9 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.38	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Sparta LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.11 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.39	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Midstream Barge Company LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.13 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.40	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Retail Electric LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.15 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.41	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa NGL Pipeline Company LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.17 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.42	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Transport LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.19 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.43	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Co-Generation LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.21 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.44	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Liquids GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.23 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.45	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Liquids Marketing and Trade, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.25 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.46	—	Supplemental Indenture dated August 10, 2010 to Indenture dated June 18, 2008, among Targa MLP Capital, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association.

10.47	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Gas Marketing LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.48	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Midstream Services Limited Partnership, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.49	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Permian LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.50	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Permian Intrastate LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.7 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.51	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Straddle LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.9 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.52	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Straddle GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.11 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.53	—	Indenture dated as of July 6, 2009, among Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed July 6, 2009 (File No. 001-33303)).

10.54	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Downstream GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.55	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Downstream LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.56	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa LSNG GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.8 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.57	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa LSNG LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.10 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.58	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Sparta LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.12 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.59	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Midstream Barge Company LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.14 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.60	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Retail Electric LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.16 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.61	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa NGL Pipeline Company LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.18 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.62	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Transport LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.20 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.63	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Co-Generation LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.22 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.64	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Liquids GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.24 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.65	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Liquids Marketing and Trade, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.26 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.66	—	Supplemental Indenture dated August 10, 2010 to Indenture dated July 6, 2009, among Targa MLP Capital, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association.

10.67	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Gas Marketing LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.68	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Midstream Services Limited Partnership, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.69	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Permian LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.70	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Permian Intrastate LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.8 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.71	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Straddle LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.10 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.72	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Straddle GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.12 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.73	—	Indenture dated as of August 13, 2010 among the Issuers and the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed August 16, 2010 (File No. 001-33303)).

10.74	—	Contribution, Conveyance and Assumption Agreement, dated February 14, 2007, by and among Targa Resources Partners LP, Targa Resources Operating LP, Targa Resources GP LLC, Targa Resources Operating GP LLC, Targa GP Inc., Targa LP Inc., Targa Regulated Holdings LLC, Targa North Texas GP LLC and Targa North Texas LP (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed February 16, 2007 (File No. 001-33303)).

10.75	—	Contribution, Conveyance and Assumption Agreement, dated October 24, 2007, by and among Targa Resources Partners LP, Targa Resources Holdings LP, Targa TX LLC, Targa TX PS LP, Targa LA LLC, Targa LA PS LP and Targa North Texas GP LLC (incorporated by reference to Exhibit 10.4 to Targa Resources Partners LP’s Current Report on Form 8-K filed October 24, 2007 (File No. 001-33303)).

10.76	—	Contribution, Conveyance and Assumption Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa GP Inc., Targa LP Inc., Targa Resources Operating LP and Targa North Texas GP LLC (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed September 24, 2009 (File No. 001-33303)).

10.77	—	Contribution, Conveyance and Assumption Agreement, dated April 27, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC, Targa Midstream Holdings LLC, Targa Resources Operating LP, Targa North Texas GP LLC and Targa Resources Texas GP LLC (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed April 29, 2010 (File No. 001-33303)).

10.78	—	Contribution, Conveyance and Assumption Agreement, dated August 25, 2010, by and among Targa Resources Partners LP, Targa Versado Holdings LP and Targa North Texas GP LLC (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed August 26, 2010 (File No. 001-33303)).

10.79	—	Registration Rights Agreement dated as of August 13, 2010 among the Issuers, the Guarantors and Banc of America Securities LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed August 16, 2010 (File No. 001-33303)).

10.80	—	Second Amended and Restated Omnibus Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed September 24, 2009 (file No. 001-33303)).

10.81	—	First Amendment to Second Amended and Restated Omnibus Agreement, dated April 27, 2010, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed April 29, 2010 (File No. 001-33303)).

10.82	—	Targa Resources Partners LP Indemnification Agreement for Barry R. Pearl dated February 14, 2007 (incorporated by reference to Exhibit 10.11 to Targa Resources Partners LP’s Annual Report on Form 10-K filed April 2, 2007 (File No. 001-33303)).

10.83	—	Targa Resources Partners LP Indemnification Agreement for Robert B. Evans dated February 14, 2007 (incorporated by reference to Exhibit 10.12 to Targa Resources Partners LP’s Annual Report on Form 10-K filed April 2, 2007 (File No. 001-33303)).

10.84	—	Targa Resources Partners LP Indemnification Agreement for Williams D. Sullivan dated February 14, 2007 (incorporated by reference to Exhibit 10.13 to Targa Resources Partners LP’s Annual Report on Form 10-K filed April 2, 2007 (File No. 001-33303)).

10.85	—	Supplemental Indenture dated September 20, 2010 to Indenture dated June 18, 2008, among Targa Versado LP and Targa Versado GP LLC, subsidiaries of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).

10.86	—	Supplemental Indenture dated September 20, 2010 to Indenture dated July 6, 2009, among Targa Versado LP and Targa Versado GP LLC, subsidiaries of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).

10.87	—	Supplemental Indenture dated September 20, 2010 to Indenture dated August 13, 2010, among Targa Versado LP and Targa Versado GP LLC, subsidiaries of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).

10.88	—	Supplemental Indenture dated October 25, 2010 to Indenture dated June 18, 2008, among Targa Capital LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).

10.89		—	Supplemental Indenture dated October 25, 2010 to Indenture dated July 6, 2009, among Targa Capital LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.7 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).

10.90		—	Supplemental Indenture dated October 25, 2010 to Indenture dated August 13, 2010, among Targa Capital LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.8 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).

10.91		—	Contribution, Conveyance and Assumption Agreement, dated September 28, 2010, by and among Targa Resources Partners LP, Targa Versado Holdings LP and Targa North Texas GP LLC (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed October 4, 2010 (file No. 001-33303)).

10.92		—	Amendment No. 1 to Holdco Credit Agreement, dated January 5, 2010 among Targa Resources Investments Inc., as the Borrower, Targa Resources, Inc., as Lender, Targa Capital, LLC, as Lender, and Credit Suisse AG, Cayman Islands Brach, as Administrative Agent.

10.93		—	Form of Targa Resources Corp. 2010 Stock Incentive Plan.

21	.1*	—	List of Subsidiaries of Targa Resources Investments Inc.

23	.1*	—	Consent of PricewaterhouseCoopers LLP

23.2		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)

24	.1*	—	Powers of Attorney

*	Previously filed.

**	To be filed by amendment.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4) For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 12, 2010.

TARGA RESOURCES INVESTMENTS INC.

By:	/s/ Matthew J. Meloy
Name:     Matthew J. Meloy

Title:	Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature		Title	Date

* Rene R. Joyce		Chief Executive Officer and Director (Principal Executive Officer)	November 12, 2010

/s/ Matthew J. Meloy Matthew J. Meloy		Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 12, 2010

* John Robert Sparger		Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 12, 2010

* James W. Whalen		Director	November 12, 2010

* Peter R. Kagan		Director	November 12, 2010

* Chansoo Joung		Director	November 12, 2010

* Charles R. Crisp		Director	November 12, 2010

* Chris Tong		Director	November 12, 2010

* In Seon Hwang		Director	November 12, 2010

*By:	/s/ Jeffrey J. McParland Jeffrey J. McParland Attorney-in-Fact

INDEX TO EXHIBITS

1	.1**	—	Form of Underwriting Agreement.
2.1		—	Purchase and Sale Agreement, dated as of September 18, 2007, by and between Targa Resources Holdings LP and Targa Resources Partners LP (incorporated by reference to Exhibit 2.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed September 21, 2007 (File No. 001-33303)).
2.2		—	Amendment to Purchase and Sale Agreement, dated October 1, 2007, by and between Targa Resources Holdings LP and Targa Resources Partners LP (incorporated by reference to Exhibit 2.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed October 24, 2007 (File No. 001-33303)).
2.3		—	Purchase and Sale Agreement dated July 27, 2009, by and between Targa Resources Partners LP, Targa GP Inc. and Targa LP Inc. (incorporated by reference to Exhibit 2.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed July 29, 2009 (File No. 001-33303)).
2.4		—	Purchase and Sale Agreement, dated as of March 31, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC and Targa Midstream Holdings LLC (incorporated by reference to Exhibit 2.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed April 1, 2010 (File No. 001-33303)).
2.5		—	Purchase and Sale Agreement, dated as of August 6, 2010, by and among Targa Resources Partners LP and Targa Versado Holdings LP (incorporated by reference to Exhibit 2.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed August 9, 2010 (File No. 001-33303)).
3.1		—	Form of Amended and Restated Certificate of Incorporation of Targa Resources Investments Inc.
3.2		—	Form of Amended and Restated Bylaws of Targa Resources Investments Inc.
3.3		—	Certificate of Limited Partnership of Targa Resources Partners LP (incorporated by reference to Exhibit 3.2 to Targa Resources Partners LP’s Registration Statement on Form S-1 filed November 16, 2006 (File No. 333-138747)).
3.4		—	Certificate of Formation of Targa Resources GP LLC (incorporated by reference to Exhibit 3.3 to Targa Resources Partners LP’s Registration Statement on Form S-1/A filed January 19, 2007 (File No. 333-138747)).
3.5		—	First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP (incorporated by reference to Exhibit 3.1 to Targa Resources Partners LP’s current report on Form 8-K filed February 16, 2007 (File No. 001-33303)).
3.6		—	Amendment No. 1 to First Amended and Restated Agreement of Limited Partnership of Targa Resources Partners LP (incorporated by reference to Exhibit 3.5 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 14, 2008 (File No. 001-33303)).
3.7		—	Limited Liability Company Agreement of Targa Resources GP LLC (incorporated by reference to Exhibit 3.4 to Targa Resources Partners LP’s Registration Statement on Form S-1/A filed January 19, 2007 (File No. 333-138747)).
3.8		—	Amended and Restated Certificate of Incorporation of Targa Resources, Inc. (incorporated by reference to Exhibit 3.1 to Targa Resources, Inc.’s Registration Statement on Form S-4 filed October 31, 2007 (File No. 333-147066)).
3.9		—	Amended and Restated Bylaws of Targa Resources, Inc. (incorporated by reference to Exhibit 3.2 to Targa Resources, Inc.’s Registration Statement on Form S-4 filed October 31, 2007 (File No. 333-147066)).
4.1		—	Specimen Common Stock Certificate.
5.1		—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby.
8.1		—	Opinion of Vinson & Elkins L.L.P. as to tax matters.
10.1		—	Registration Rights Agreement, dated as of October 31, 2005.

10.2		—	Credit Agreement, dated as of January 5, 2010 among Targa Resources, Inc., as the borrower, Deutsche Bank Trust Company Americas, as the administrative agent, Deutsche Bank Securities Inc. and Credit Suisse Securities (USA) LLC, as joint lead arrangers, Credit Suisse Securities (USA) LLC and Citadel Securities LLC, as the co-syndication agents, Deutsche Bank Securities Inc., Credit Suisse Securities (USA) LLC, Citadel Securities LLC, Banc of America Securities LLC and Barclays Capital, as joint book runners, Bank of America, N.A., Barclays Bank PLC and ING Capital LLC, as the co-documentation agents and the other lenders party thereto.
10.3		—	Holdco Credit Agreement, dated as of August 9, 2007 among Targa Resources Investments Inc., as the borrower, Credit Suisse, as the administrative agent, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. and, as joint lead arrangers, Deutsche Bank Securities Inc., as the syndication agent, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Lehman Brothers, Inc. and Merrill Lynch Capital Corporation, as joint book runners, Lehman Commercial Paper Inc. and Merrill Lynch Capital Corporation, as the co-documentation agents and the other lenders party thereto.
10	.4*	—	Form of Indemnification Agreement between Targa Resources Investments Inc. and each of the directors and officers thereof.
10.5		—	Targa Resources Investments Inc. Amended and Restated Stockholders’ Agreement dated as of October 28, 2005 (incorporated by reference to Exhibit 10.2 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.6		—	First Amendment to Amended and Restated Stockholders’ Agreement, dated January 26, 2006 (incorporated by reference to Exhibit 10.3 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.7		—	Second Amendment to Amended and Restated Stockholders’ Agreement, dated March 30, 2007 (incorporated by reference to Exhibit 10.4 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.8		—	Third Amendment to Amended and Restated Stockholders’ Agreement, dated May 1, 2007 (incorporated by reference to Exhibit 10.5 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.9		—	Fourth Amendment to Amended and Restated Stockholders’ Agreement, dated December 7, 2007 (incorporated by reference to Exhibit 10.6 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.10		—	Fifth Amendment to Amended and Restated Stockholders’ Agreement, dated December 1, 2009 (incorporated by reference to Exhibit 10.1 to Targa Resources, Inc.’s Current Report on Form 8-K filed December 2, 2009 (File No. 333-147066)).
10.11		—	Sixth Amendment to Amended and Restated Stockholders’ Agreement.
10.12		—	Targa Resources Investments Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.10 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.13		—	First Amendment to Targa Resources Investments Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.11 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.14		—	Second Amendment to Targa Resources Investments Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.12 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.15		—	Form of Targa Resources Investments Inc. Nonstatutory Stock Option Agreement (Non-Employee Directors) (incorporated by reference to Exhibit 10.13 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.16		—	Form of Targa Resources Investments Inc. Nonstatutory Stock Option Agreement (Non-Director Management and Other Employees) (incorporated by reference to Exhibit 10.14 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).

10.17	—	Form of Targa Resources Investments Inc. Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.15 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.18	—	Form of Targa Resources Investments Inc. Restricted Stock Agreement (incorporated by reference to Exhibit 10.16 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.19	—	Form of Targa Resources Investments Inc. Restricted Stock Agreement (relating to preferred stock option exchange for directors) (incorporated by reference to Exhibit 10.17 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.20	—	Form of Targa Resources Investments Inc. Restricted Stock Agreement (relating to preferred stock option exchange for employees) (incorporated by reference to Exhibit 10.18 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.21	—	Targa Resources Investments Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to Targa Resources Inc.’s Registration Statement on Form S-4/A filed December 18, 2007 (File No. 333-147066)).
10.22	—	Form of Targa Resources Investments Inc. Performance Unit Grant Agreement — 2007 (incorporated by reference to Exhibit 10.3 to Targa Resources Partners LP’s Current Report on Form 8-K filed with the SEC on February 13, 2007 (File No. 001-33303)).
10.23	—	Form of Targa Resources Investments Inc. Performance Unit Grant Agreement — 2008 (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed January 22, 2008 (File No. 001-33303)).
10.24	—	Form of Targa Resources Investments Inc. Performance Unit Grant Agreement — 2009 (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed January 28, 2009 (File No. 001-33303)).
10.25	—	Form of Targa Resources Investments Inc. Performance Unit Grant Agreement — 2010 (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed December 7, 2009 (File No. 001-33303)).
10.26	—	Targa Resources Investments Inc. 2008 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.13 to Targa Resources Partners LP’s Annual Report on Form 10-K filed February 27, 2009 (File No. 001-33303)).
10.27	—	Targa Resources Investments Inc. 2009 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.14 to Targa Resources Partners LP’s Annual Report on Form 10-K filed February 27, 2009 (File No. 001-33303)).
10.28	—	Targa Resources Investments Inc. 2010 Annual Incentive Compensation Plan (incorporated by reference to Exhibit 10.22 to Targa Resources Partners LP’s Annual Report on Form 10-K filed March 4, 2010 (File No. 001-33303)).
10.29	—	Targa Resources Partners LP Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Registration Statement on Form S-1/A filed February 1, 2007 (File No. 333-138747)).
10.30	—	Form of Targa Resources Partners LP Restricted Unit Grant Agreement — 2007 (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed February 13, 2007 (File No. 001-33303)).
10.31	—	Form of Targa Resources Partners LP Restricted Unit Grant Agreement — 2010 (incorporated by reference to Exhibit 10.15 to Targa Resources Partners LP’s Form 10-K filed March 4, 2010 (File No. 001-33303)).

10.32	—	Amended and Restated Credit Agreement, dated July 19, 2010, by and among Targa Resources Partners LP, as the borrower, Bank of America, N.A., as the administrative agent, Wells Fargo Bank, National Association and the Royal Bank of Scotland plc, as the co-syndication agents, Deutsche Bank Securities Inc. and Barclays Bank PLC, as the co-documentation agents, Banc of America Securities LLC, Wells Fargo Securities, LLC and RBS Securities Inc., as joint lead arrangers and co-book managers and the other lenders part thereto (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Form 8-K filed on July 21, 2010 (File No. 001-33303)).
10.33	—	Indenture dated June 18, 2008, among Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Targa Resources, Inc.’s Form 10-Q filed August 11, 2008 (File No. 333-147066)).
10.34	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Downstream GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.35	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Downstream LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.36	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa LSNG GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.7 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.37	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa LSNG LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.9 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.38	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Sparta LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.11 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.39	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Midstream Barge Company LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.13 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.40	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Retail Electric LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.15 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.41	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa NGL Pipeline Company LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.17 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.42	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Transport LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.19 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.43	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Co-Generation LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.21 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.44	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Liquids GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.23 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.45	—	Supplemental Indenture dated September 24, 2009 to Indenture dated June 18, 2008, among Targa Liquids Marketing and Trade, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.25 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.46	—	Supplemental Indenture dated August 10, 2010 to Indenture dated June 18, 2008, among Targa MLP Capital, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association.
10.47	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Gas Marketing LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.48	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Midstream Services Limited Partnership, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.49	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Permian LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.50	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Permian Intrastate LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.7 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.51	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Straddle LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.9 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.52	—	Supplemental Indenture dated April 27, 2010 to Indenture dated June 18, 2008, among Targa Straddle GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.11 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).

10.53	—	Indenture dated as of July 6, 2009, among Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the Guarantors named therein and U.S. Bank National Association (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed July 6, 2009 (File No. 001-33303)).
10.54	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Downstream GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.55	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Downstream LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.56	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa LSNG GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.8 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.57	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa LSNG LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.10 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.58	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Sparta LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.12 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.59	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Midstream Barge Company LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.14 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.60	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Retail Electric LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.16 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.61	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa NGL Pipeline Company LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.18 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.62	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Transport LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.20 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.63	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Co-Generation LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.22 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).

10.64	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Liquids GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.24 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.65	—	Supplemental Indenture dated September 24, 2009 to Indenture dated July 6, 2009, among Targa Liquids Marketing and Trade, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.26 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 9, 2009 (File No. 001-33303)).
10.66	—	Supplemental Indenture dated August 10, 2010 to Indenture dated July 6, 2009, among Targa MLP Capital, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association.
10.67	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Gas Marketing LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.2 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.68	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Midstream Services Limited Partnership, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.69	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Permian LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.70	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Permian Intrastate LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.8 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.71	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Straddle LP, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.10 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.72	—	Supplemental Indenture dated April 27, 2010 to Indenture dated July 6, 2009, among Targa Straddle GP LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.12 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed May 6, 2010 (File No. 001-33303)).
10.73	—	Indenture dated as of August 13, 2010 among the Issuers and the Guarantors and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed August 16, 2010 (File No. 001-33303)).
10.74	—	Contribution, Conveyance and Assumption Agreement, dated February 14, 2007, by and among Targa Resources Partners LP, Targa Resources Operating LP, Targa Resources GP LLC, Targa Resources Operating GP LLC, Targa GP Inc., Targa LP Inc., Targa Regulated Holdings LLC, Targa North Texas GP LLC and Targa North Texas LP (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed February 16, 2007 (File No. 001-33303)).

10.75	—	Contribution, Conveyance and Assumption Agreement, dated October 24, 2007, by and among Targa Resources Partners LP, Targa Resources Holdings LP, Targa TX LLC, Targa TX PS LP, Targa LA LLC, Targa LA PS LP and Targa North Texas GP LLC (incorporated by reference to Exhibit 10.4 to Targa Resources Partners LP’s Current Report on Form 8-K filed October 24, 2007 (File No. 001-33303)).
10.76	—	Contribution, Conveyance and Assumption Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa GP Inc., Targa LP Inc., Targa Resources Operating LP and Targa North Texas GP LLC (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed September 24, 2009 (File No. 001-33303)).
10.77	—	Contribution, Conveyance and Assumption Agreement, dated April 27, 2010, by and among Targa Resources Partners LP, Targa LP Inc., Targa Permian GP LLC, Targa Midstream Holdings LLC, Targa Resources Operating LP, Targa North Texas GP LLC and Targa Resources Texas GP LLC (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed April 29, 2010 (File No. 001-33303)).
10.78	—	Contribution, Conveyance and Assumption Agreement, dated August 25, 2010, by and among Targa Resources Partners LP, Targa Versado Holdings LP and Targa North Texas GP LLC (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed August 26, 2010 (File No. 001-33303)).
10.79	—	Registration Rights Agreement dated as of August 13, 2010 among the Issuers, the Guarantors and Banc of America Securities LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed August 16, 2010 (File No. 001-33303)).
10.80	—	Second Amended and Restated Omnibus Agreement, dated September 24, 2009, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed September 24, 2009 (file No. 001-33303)).
10.81	—	First Amendment to Second Amended and Restated Omnibus Agreement, dated April 27, 2010, by and among Targa Resources Partners LP, Targa Resources, Inc., Targa Resources LLC and Targa Resources GP LLC (incorporated by reference to Exhibit 10.2 to Targa Resources Partners LP’s Current Report on Form 8-K filed April 29, 2010 (File No. 001-33303)).
10.82	—	Targa Resources Partners LP Indemnification Agreement for Barry R. Pearl dated February 14, 2007 (incorporated by reference to Exhibit 10.11 to Targa Resources Partners LP’s Annual Report on Form 10-K filed April 2, 2007 (File No. 001-33303)).
10.83	—	Targa Resources Partners LP Indemnification Agreement for Robert B. Evans dated February 14, 2007 (incorporated by reference to Exhibit 10.12 to Targa Resources Partners LP’s Annual Report on Form 10-K filed April 2, 2007 (File No. 001-33303)).
10.84	—	Targa Resources Partners LP Indemnification Agreement for Williams D. Sullivan dated February 14, 2007 (incorporated by reference to Exhibit 10.13 to Targa Resources Partners LP’s Annual Report on Form 10-K filed April 2, 2007 (File No. 001-33303)).
10.85	—	Supplemental Indenture dated September 20, 2010 to Indenture dated June 18, 2008, among Targa Versado LP and Targa Versado GP LLC, subsidiaries of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.3 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).
10.86	—	Supplemental Indenture dated September 20, 2010 to Indenture dated July 6, 2009, among Targa Versado LP and Targa Versado GP LLC, subsidiaries of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.4 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).

10.87		—	Supplemental Indenture dated September 20, 2010 to Indenture dated August 13, 2010, among Targa Versado LP and Targa Versado GP LLC, subsidiaries of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.5 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).
10.88		—	Supplemental Indenture dated October 25, 2010 to Indenture dated June 18, 2008, among Targa Capital LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.6 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).
10.89		—	Supplemental Indenture dated October 25, 2010 to Indenture dated July 6, 2009, among Targa Capital LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.7 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).
10.90		—	Supplemental Indenture dated October 25, 2010 to Indenture dated August 13, 2010, among Targa Capital LLC, a subsidiary of Targa Resources Partners LP, Targa Resources Partners Finance Corporation, the other Subsidiary Guarantors and U.S. Bank National Association (incorporated by reference to Exhibit 4.8 to Targa Resources Partners LP’s Quarterly Report on Form 10-Q filed November 5, 2010 (File No. 001-33303)).
10.91		—	Contribution, Conveyance and Assumption Agreement, dated September 28, 2010, by and among Targa Resources Partners LP, Targa Versado Holdings LP and Targa North Texas GP LLC (incorporated by reference to Exhibit 10.1 to Targa Resources Partners LP’s Current Report on Form 8-K filed October 4, 2010 (file No. 001-33303)).
10.92		—	Amendment No. 1 to Holdco Credit Agreement, dated January 5, 2010 among Targa Resources Investments Inc., as the Borrower, Targa Resources, Inc., as Lender, Targa Capital, LLC, as Lender, and Credit Suisse AG, Cayman Islands Brach, as Administrative Agent.
10.93		—	Form of Targa Resources Corp. 2010 Stock Incentive Plan.
21	.1*	—	List of Subsidiaries of Targa Resources Investments Inc.
23	.1*	—	Consent of PricewaterhouseCoopers LLP
23.2		—	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.1 and 8.1)
24	.1*	—	Powers of Attorney

*	Previously filed.

**	To be filed by amendment.